Exhibit 99.1

For Immediate Release

Ominto, Inc. Announces New Strategic Priorities

-Sarwar Uddin, Industry Veteran with Global Expertise, to Join as CFO -

BOCA RATON, FL, February 20, 2019 -- Ominto, Inc. (OTC.PK: OMNT), a growth company with global operations in the e-commerce industry, today announced its strategic focus for 2019, highlighted with the appointment of Sarwar Uddin as Chief Financial Officer. Mr. Uddin will be based in the company’s corporate headquarters in Boca Raton, Florida and will manage the Company’s accounting, finance, tax, process improvement, SOX compliance and HR functions for Ominto worldwide.

During 2019, Ominto has committed to the following strategic initiatives to ensure a solid foundation including:

1.	Working towards becoming current with its filings with the US Securities & Exchange Commission;
2.	Creating a flexible foundation within its Dubli.com Cash Back website to launch new features and benefits quickly, without intense resources and to position for near term revenue generation;
3.	Realigning its internal organization to assign new methods of accountability to and from teams with skills and expertise more likely to succeed;
4.	Strengthening its primary, revenue-driver, VIP Rewards, to include new, exclusive features for VIP members on a local, global and regional basis with products and services that are aligned with local interest, customs and culture. Deploying the Shop Local + Shop Global mission simultaneously; and,
5.	Establishing operations and completing regulatory requirements in the key global economies that are well-positioned for future growth.

Sarwar Uddin, 57, a financial executive with many years’ experience taking challenged companies to profitability, has joined the company as Chief Financial Officer. Mr. Uddin joins Ominto following a distinguished 15-year career working with and for various stage public companies, private equity firms and in managing global organizations at the local level. Mr. Uddin spent two years as Corporate Controller at Twinlab Consolidated Corporation, publicly traded health and wellness product manufacturing company, where he was responsible for financial reporting, cost accounting, treasury, SEC reporting, tax and SOX compliance. Prior to joining Twinlab in 2017, Mr. Uddin spent two years as Vice President of Finance and Corporate Controller at Excelium Holdings LLC, a management consulting and business accelerator, where he provided leadership on all financial matters including treasury/cash management, financial reporting, strategic planning, budgeting & analysis, compliance, and financial systems. Prior to joining Excelium, from 2014 to 2015, Mr. Uddin spent one year as Interim Chief Financial Officer of DCR Workforce, contingent workforce management and services procurement solutions provider, and from 2013 to 2014, he spent one year as Interim Chief Financial Officer of Morrison, Brown, Argiz & Farra, LLC, an accounting and advisory firm. Earlier in his career, Mr. Uddin gained global experience during his tenure with Devcon International Corp. and Venali, Inc. as well as a variety of strategic, operational and financial disciplines working with start-ups, turnaround situations and Fortune 500 companies. He has a long history of managing vendor relationships and negotiating favorable terms with creditors and contracts that have direct and immediate bottom line impact. His experience includes some high-profile organizations, namely, Tribune Media Company, The Hertz Corporation, and the Florida Marlins Baseball Club. He earned a BS in Business Administration and an MBA in Finance from Florida International University and a Master of Accounting from Florida Atlantic University and is a Certified Public Accountant in the State of Florida and State of Delaware. In 2010, Mr. Uddin was a finalist for CFO of the Year by the South Florida Business Journal.

Michael Hansen, Chief Executive Officer, stated, “It is rare in a global business such as ours to encounter a seasoned executive, a leader so accomplished that the challenges and solutions are built in to their DNA. Sarwar has global and financial underpinnings, and has overseen and maximized operations that are multi-functional and streamlined for profitability. His skill set so aligned with Ominto’s needs, that we have already adjusted responsibilities, policies and procedures in certain key areas of our business for real-time improvements. He possesses an exceptional record of achievement in some of the disciplines we require including operational profitability, expense control, quality control management, turnaround situations with advanced skills in finance and accounting. We welcome him to our team.”

Sarwar Uddin, Chief Financial Officer of Ominto, Inc., stated, “It is with great privilege that I join the Ominto team. I look forward to working towards the Company becoming current with its SEC reporting and leading the Company’s accounting and financial reporting team. The confidence in Michael’s vision is demonstrated by a team with an average tenure approaching 10 years.”

About Ominto, Inc.

Ominto is a growing company with global operations in e-commerce. The company owns or invests in strategic entities that provides value to its global customer base.

Ominto is a pioneer in global Cash Back and first to market in many regions of the world. At the core of Ominto’s business is Dubli.com, a global consumer Cash Back website. At Dubli.com or at Partner sites powered by Ominto, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. Dubli.com features thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto’s BSP Rewards programs, offers a co-branded version of Dubli.com  to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commissions for the organization and Cash Back for shoppers on each transaction.

For more information, please visit Ominto's corporate website http://ominto.com.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These include statements about Ominto’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “believe,” “projects,” “could,” “would,” and similar expressions. You can also identify them by the fact that they do not relate strictly to historical or current facts. The forward-looking statements reflect Ominto’s current view about future events and are subject to risks, uncertainties and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: risks related to our ability to continue as a going concern being in doubt; Ominto’s inability to generate enough customers or enough purchasing activity for our shopping websites; Ominto’s inability to establish and maintain a large growing base of Business Associates; Ominto’s failure to adapt to technological change; increased competition; increased operating costs; changes in legislation applicable to Ominto’s business; Ominto’s failure to improve our internal controls; and Ominto’s inability to generate sufficient cash flows from operations or to secure capital to enable us to maintain our current operations or support our intended growth; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

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Contact:

Michael Hansen

investorrelations@ominto.com